NEWS FROM:		Exhibit 99.1

GRIFFIN LAND & NURSERIES, INC.	CONTACT:
Anthony Galici
Chief Financial Officer
860 653-4541

GRIFFIN ANNOUNCES FOURTH QUARTER RESULTS

NEW YORK, NEW YORK (February 12, 2009) Griffin Land & Nurseries, Inc. (Nasdaq: GRIF) (“Griffin”) today reported a 2008 fourth quarter operating loss of ($7,625,000) on total revenue of $11,137,000, as compared to operating profit of $2,008,000 on total revenue of $10,793,000 for the 2007 fourth quarter.  For the 2008 full year, Griffin reported an operating loss of ($11,203,000) on total revenue of $44,546,000, as compared to operating profit of $9,417,000 on total revenue of $59,423,000 for the 2007 full year.

The decrease in revenue in the 2008 full year as compared to the 2007 full year principally reflects fewer property sales in 2008 by Griffin Land, Griffin’s Connecticut and Massachusetts based real estate business.  The decrease in operating results in the 2008 fourth quarter and the 2008 full year from the comparable 2007 periods principally reflects: (i) pretax charges of $8.9 million recorded in the 2008 fourth quarter for the recently announced shutdown of the Quincy, Florida farm of Imperial Nurseries, Inc. (“Imperial”), Griffin’s landscape nursery business; and (ii) a decrease in gains on property sales by Griffin Land in the 2008 full year as compared to the 2007 full year.

The shutdown of Imperial’s Florida farm, which is expected to be completed by the end of 2009, will enable Imperial to focus more as a regional grower with most of its major markets within close proximity of its Connecticut farm, which Imperial expects to continue to operate.  Imperial expects to sell the remaining inventories on its Florida farm in 2009.  Because the majority of the charge for closing the Florida farm is a non-cash charge that reflects the expected disposition of inventories below their carrying values at the time of sale, Griffin expects the closing of the Florida farm to result in some positive cash flow.  Operating results at Imperial in the 2008 full year, excluding the charge for the shutdown of Florida, were lower than the 2007 full year due to lower sales volume and lower pricing.  The decline in sales and lower pricing is attributed to the weakness in the economy in 2008, particularly in the housing sector.

Griffin Land property sales revenue was $4.6 million in the 2008 full year as compared to $17.2 million in the 2007 full year, and gains from property sales were $3.0 million in the 2008 full year as compared to $14.3 million in the 2007 full year.  Property sales in the 2008 full year included one sale of undeveloped land and the recognition of previously deferred revenue on the 2006 land sale to Walgreen, which has been accounted for under the percentage of completion method.  The 2007 full year property sales included several significant sales of undeveloped land by Griffin Land.  Property sales occur periodically and changes in revenue and gains from these transactions may not be indicative of any trends in the real estate business.  Operating results of Griffin Land’s leasing operations improved slightly in the 2008 full year as compared to the 2007 full year, reflecting the leasing in 2008 of previously vacant space.  The overall real estate market was weak in 2008 and has not shown significant signs of recovery thus far this year.  Griffin Land recently entered into a ten-year lease with a new tenant for a 304,000 square foot warehouse to be built in 2009 in New England Tradeport, Griffin Land’s industrial park in Windsor and East Granby, Connecticut.  Griffin entered into a $12 million construction loan with a bank to provide a portion of the financing for the construction of this facility.  The construction loan converts to a nine-year nonrecourse mortgage loan after one year.

Griffin reported a 2008 fourth quarter net loss of ($5,030,000) and a basic and diluted net loss per share of ($0.99) as compared to 2007 fourth quarter net income of $1,363,000 and basic and diluted net income per share of $0.27 and $0.26, respectively.  For the 2008 full year, Griffin reported a net loss of ($8,285,000) and a basic and diluted net loss per share of ($1.64) as compared to net income of $8,331,000 and basic and diluted net income per share of $1.62 and $1.58, respectively, for the 2007 full year.

In addition to the lower results of its operating businesses, Griffin’s lower results in the 2008 full year as compared to the 2007 full year reflects gains and the receipt of certain dividends in 2007 that did not occur in 2008.  Griffin’s 2007 full year results included a pretax gain of $2.9 million from the sale of 1.2 million shares of its common stock in Centaur Media, plc (“Centaur Media”) and $1.6 million of dividend income from Shemin Nurseries Holding Corp (“SHNC”), of which Griffin holds an approximate 14% equity interest.  Griffin did not sell any of its Centaur Media common stock in 2008 nor did it receive any dividends from SNHC.

Griffin operates a real estate business, Griffin Land, and Imperial Nurseries, a landscape nursery business.   Griffin also has investments in Centaur Media, a public company based in the United Kingdom and listed on the London Stock Exchange, and Shemin Nurseries Holdings Corp., a private company that operates a landscape nursery distribution business through its subsidiary, Shemin Nurseries, Inc.

Forward-Looking Statements:

This Press Release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act including those statements regarding the operation of Imperial’s Connecticut farm, the timing of the shutdown of Imperial’s Florida farm, the expected limited positive cash flow resulting from the shutdown and the sale of the remaining Florida inventories in 2009.  Although Griffin believes that its plans, intentions and expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such plans, intentions or expectations will be achieved.  The projected information disclosed herein is based on assumptions and estimates that, while considered reasonable by Griffin as of the date hereof, are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, many of which are beyond the control of Griffin.

Griffin Land & Nurseries, Inc.
Consolidated Condensed Statements of Operations
(amounts in thousands, except per share data)
(unaudited)

	Fourth Quarter Ended,				Fiscal Year Ended,
	Nov. 29, 2008		Dec. 1, 2007		Nov. 29, 2008		Dec. 1, 2007
Revenue
Landscape nursery net sales	$3,336		$3,732		$24,637		$28,026
Rental revenue and property sales	7,801	(1)	7,061	(1)	19,909	(1)	31,397	(1)
Total revenue	11,137		10,793		44,546		59,423

Operating profit (loss):
Landscape nursery business	(10,461)	(2)	(484)		(11,711)	(2)	(1,368)
Real estate business	2,988	(3)(4)	3,380	(3)(4)	3,980	(3)(4)	15,081	(3)(4)
General corporate expense	(152)		(888)		(3,472)		(4,296)
Total operating (loss) profit	(7,625)		2,008		(11,203)		9,417

Gain on sale of Centaur Media common stock	-		-		-		2,873

Interest expense	(838)		(815)		(3,261)		(3,154)

Investment income	410		912		1,085		3,930	(5)
(Loss) income before taxes	(8,053)		2,105		(13,379)		13,066

Income tax (benefit) provision	(3,023)		742		(5,094)		4,735

Net (loss) income	$(5,030)		$1,363		$(8,285)		$8,331

Basic net (loss) income per common share	$(0.99)		$0.27		$(1.64)		$1.62

Diluted net (loss) income per common share	$(0.99)		$0.26		$(1.64)		$1.58

Weighted average common shares outstanding
for computation of basic per share results	5,063		5,104		5,060		5,134

Weighted average common shares outstanding
for computation of diluted per share results	5,063		5,206		5,060		5,257

(1) Includes revenue from property sales of $3.5 million and $3.4 million in the 2008 and 2007 fourth quarters, respectively, and $4.6 million and $17.2 million in the 2008 and 2007 fiscal years, respectively.

(2) Includes charges totaling $8.9 million for inventory reserves, the write down of fixed assets and severance costs related to the decision to shut down Imperial's farm in Quincy, Florida by the end of fiscal 2009.

(3) Includes gains from property sales of $2.1 million and $3.0 million in the 2008 and 2007 fourth quarters, respectively, and $3.0 million and $14.3 million in the 2008 and 2007 fiscal years, respectively.

(4) Includes depreciation and amortization expense, principally related to real estate properties, of $1.4 million and $1.2 million in the 2008 and 2007 fourth quarters, respectively, and $5.1 million and $4.5 million in the 2008 and 2007 fiscal years, respectively.

(5) Includes dividend income of $1.6 million from Griffin's investment in Shemin Nurseries Holding Corp. ("SNHC"). There were no dividends from SNHC received in fiscal 2008.